EXHIBIT 32
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Form 10-Q of Xerox Corporation, a New York corporation (the “Company”), for the quarter ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ursula M. Burns, Chairman of the Board and Chief Executive Officer of the Company, and Leslie F. Varon, Vice President, Finance and Controller and Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ URSULA M. BURNS
Ursula M. Burns Chief Executive Officer
May 1, 2013

/S/ LESLIE F. VARON
Leslie F. Varon Interim Chief Financial Officer
May 1, 2013

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by § 906 has been provided to Xerox Corporation and will be retained by Xerox Corporation and furnished to the Securities and Exchange Commission or its staff upon request.